Exhibit 3

FOR IMMEDIATE RELEASE:

CONTACT:          Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Urges Clearwire to Shun Sprint’s “Coercive” Terms

HOUSTON, April 23, 2013 – Crest Financial Limited, the largest minority stockholder of Clearwire Corporation (NASDAQ: CLWR), today wrote a letter to Clearwire’s board detailing in stark terms the damage that Crest believes Clearwire is doing to itself and its stockholders by refusing financing and spectrum-purchase offers from companies other than Sprint Nextel Corporation.

“Clearwire’s crown jewel is its spectrum, and you, the Clearwire Board, are letting Sprint seize it for a grossly inadequate price and through an unfair, coercive process,” David K. Schumacher, General Counsel of Crest, wrote to Clearwire’s board today. “By abandoning your independent build-out plans, tying yourself to Sprint, tightening the noose by taking Sprint’s coercive debt, crying wolf about potential insolvency and failing to take the lifeline offered by Crest, Aurelius, and others, you have converted fair value for Clearwire into a super-premium for Sprint. This offends, indeed defies, every tenet of fiduciary duty.”

The letter asserts that “the value of the Company’s spectrum is apparent to all—particularly SoftBank and Sprint.” The letter adds: “Our own independent studies show that the Company’s valuation falls in a range of between $9.54 and $15.50 per share.”

In the meantime, Crest, an investment company in Houston, urged Clearwire’s board to consider the debt financing offers from Crest and Aurelius Capital Management LP, both of which it said are more favorable and less “coercive” to Clearwire and its stockholders than is Sprint’s financing program. It also pressed Clearwire’s board to seriously examine proposals by Verizon and DISH Network to purchase some of Clearwire’s valuable spectrum.

“Instead of engaging with DISH on its offer to purchase spectrum, you dismissed it as ‘preliminary’ even as you rushed straight into Sprint’s headlock. You resisted even after DISH formalized its offer, and DISH was forced to bid for Sprint. Instead of entertaining serious offers of alternative, noncoercive debt from Crest and Aurelius, you acquiesced to Sprint’s objection to you getting a better financing deal from elsewhere,” Schumacher wrote to Clearwire’s board. “You have acted at all times to deliver all the value of Clearwire not to its stockholders but to Sprint alone.”

The letter added: “You have allowed Sprint to hamstring your ability to act in the best interests of the Company and its shareholders other than Sprint.”

Crest ended the letter by stating that if Sprint, aided by the lock-up of 13% of Clearwire’s shares through an improper voting agreement, prevails in the vote of minority stockholders, Crest will advance its cause in court.

Crest has also filed a preliminary proxy statement that, when cleared by the Securities and Exchange Commission, will be used to urge Clearwire stockholders to reject the proposed merger with Sprint.

Crest’s letter to Clearwire’s board can be found at http://www.bancroftpllc.com/crest/.

About Crest Financial Limited

Crest Financial Limited is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

CREST FINANCIAL LIMITED AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS (THE “PARTICIPANTS”) IN A SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER OF CLEARWIRE WITH SPRINT NEXTEL CORPORATION. THE PARTICIPANTS HAVE FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE PARTICIPANTS’ PROXY SOLICITOR AT HTTP://WWW.DFKING.COM/CLWR AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS INTEND TO FILE WITH THE SEC A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD IN CONNECTION WITH SUCH PROXY SOLICITATION. WHEN COMPLETED, ANY SUCH DEFINITIVE PROXY STATEMENT AND PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE PARTICIPANTS’ PROXY SOLICITOR AT HTTP://WWW.DFKING.COM/CLWR AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) AT NO CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT. STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND ANY DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS IN ANY SUCH SOLICITATION.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.